Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants



    HANSEN, BARNETT & MAXWELL
   A Professional Corporation                Registered with the Public Company
   CERTIFIED PUBLIC ACCOUNTANTS                  Accounting Oversight Board
    5 Triad Center, Suite 750
  Salt Lake City, UT 84180-1128
      Phone: (801) 532-2200
       Fax: (801) 532-7944
         www.hbmcpas.com







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Wine Purveyors International, Inc.


As an independent registered public accounting firm, we hereby consent to the use of our report dated May 28, 2004 with respect to the March 31, 2004 financial statements of Wine Purveyors International, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.





                                                  HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
August 9, 2004